Exhibit (E)(4)

SCHEDULE A

TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(AS AMENDED, EFFECTIVE SEPTEMBER 28, 2012)

1.	Portfolios or Classes Covered by Distribution Agreement that are no-load and have no 12b-1 fees:

ICON Fund – Class S

ICON Bond Fund – Class S

ICON Equity Income Fund - Class S

ICON Long/Short Fund – Class S

ICON Risk-Managed Equity Fund – Class S

ICON Asia Pacific Region Fund – Class S

ICON Europe Fund – Class S

ICON International Equity Fund – Class S

ICON Consumer Discretionary Fund – Class S

ICON Consumer Staples Fund – Class S

ICON Energy Fund – Class S

ICON Financial Fund – Class S

ICON Healthcare Fund – Class S

ICON Industrials Fund – Class S

ICON Information Technology Fund – Class S

ICON Materials Fund – Class S

ICON Utilities Fund – Class S

ICON Opportunities Fund

2.	Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:

ICON Fund – Class A and Class C

ICON Bond Fund – Class A and Class C

ICON Equity Income Fund - Class A and Class C

ICON Long/Short Fund – Class A and Class C

ICON Risk-Managed Equity Fund – Class A and Class C

ICON Asia Pacific Region Fund – Class A and Class C

ICON Europe Fund – Class A and Class C

ICON International Equity Fund – Class A and Class C

ICON Consumer Discretionary Fund – Class A and Class C

ICON Consumer Staples Fund – Class A and Class C

ICON Energy Fund – Class A and Class C

ICON Financial Fund – Class A and Class C

ICON Healthcare Fund – Class A and Class C

ICON Industrials Fund – Class A and Class C

ICON Information Technology Fund – Class A and Class C

ICON Materials Fund – Class A and Class C

ICON Utilities Fund – Class A and Class C

IN WITNESS WHEREOF, the parties have duly executed this amended Schedule A effective as of SEPTEMBER 28, 2012.

ICON Funds		ICON DISTRIBUTORS, INC.

By:	/s/ Erik L. Jonson	By:	/s/ Stephen Moran
Name:	Erik Jonson	Name:	Stephen Moran
Title:	Treasurer	Title:	President

ICON ADVISERS, INC.

By:	/s/ Donald Salcito
Name:	Donald Salcito
Title:	EVP